UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2021, APi Escrow Corp. (the “Escrow Issuer”), a wholly-owned subsidiary of APi Group Corporation (the “Company”), completed its previously announced private offering of $300 million aggregate principal amount (the “Offering”) of 4.750% Senior Notes due 2029 (the “Notes”).

The Notes were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons reasonably believed to be non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated October 21, 2021 (the “Indenture”), by and between the Escrow Issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”). Concurrently with the closing of the Offering, the gross proceeds from the Offering (plus an additional amount in cash sufficient to fund the Special Mandatory Redemption (as defined herein) price of the Notes on the date that is the last day of the third full calendar month following the closing of the Offering) (the “Escrow Property”) were deposited into an escrow account for the benefit of the holders of the Notes until the date on which certain escrow conditions are satisfied, including the closing of the Company’s proposed acquisition of Chubb Limited (“Chubb Acquisition”). The Chubb Acquisition is expected to close around year-end 2021.

If the escrow conditions, including the closing of the Chubb Acquisition, do not occur on or prior to October 27, 2022, the Escrow Issuer is required to redeem not less than all of the Notes then outstanding, upon not less than 10 days’ notice, at a redemption price equal to the principal amount of the Notes plus accrued interest, if any, to, but not including, the redemption date (the “Special Mandatory Redemption”). If the escrow conditions do occur prior to October 27, 2022, then all amounts in the escrow account will be released to the Escrow Issuer to fund the Chubb Acquisition substantially concurrently with the closing of the Chubb Acquisition. Upon the closing of the Chubb Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply and the Escrow Issuer will merge with and into APi Group DE, Inc. (“APi DE”), a wholly-owned subsidiary of the Company, with APi DE continuing as the surviving entity (the “Merger”), and APi DE will assume the obligations of the Escrow Issuer under the Notes and the Indenture pursuant to one or more supplemental indentures. There can be no assurance that the Chubb Acquisition will be consummated or that the Merger will take place.

The Notes will mature on October 15, 2029, unless earlier redeemed, and bear interest at a rate of 4.750% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on April 15 and October 15 of each year, beginning on April 15, 2022. The Escrow Issuer, and after the Merger, APi DE, will make each interest payment to the holders of record to be determined on the immediately preceding April 1 and October 1.

Prior to the consummation of the Chubb Acquisition, the Notes will be secured by a first priority security interest in the escrow account and the Escrow Property and will be the sole obligation of the Escrow Issuer. Upon the Merger and the entry into one or more supplemental indentures, APi DE will assume all of the obligations of the Escrow Issuer under the Notes and the Indenture, and at that time the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company and certain of the Company’s existing and future subsidiaries (the “Guarantors”).

From and after the consummation of the Chubb Acquisition and the satisfaction of the escrow conditions, the Notes will be (i) effectively subordinated to any of APi DE’s and the Guarantors’ existing and future secured indebtedness, including existing and future secured indebtedness under APi DE’s Credit Agreement, dated October 1, 2019, as may be amended or supplemented from time to time (the “Credit Agreement”), to the extent of the value of the collateral securing such secured indebtedness, (ii) pari passu in right of payment with all of APi DE’s and the Guarantors’ existing and future senior indebtedness, including existing and future indebtedness under the Credit Agreement; (iii) senior in right of payment to any of APi DE’s and the Guarantors’ subordinated indebtedness; and (iv) structurally subordinated to all of the existing and future indebtedness, claims of holders of preferred stock and other liabilities of each of the Company’s non-guarantor subsidiaries.

The Escrow Issuer, and after the Merger, APi DE, will have the option to redeem all or a portion of the Notes at any time on or after October 15, 2024 at the redemption prices set forth in the Indenture. In addition, the Escrow Issuer, and after the Merger, APi DE, may, before October 15, 2024, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture, subject to certain conditions. Further, the Escrow Issuer, and after the Merger, APi DE, may redeem all or a portion of the Notes at any time prior to October 15, 2024 at a price equal to 100% of the principal amount, plus a “make-whole” premium plus accrued and unpaid interest, if any, to the date of redemption.

In addition, in the event of certain developments affecting taxation or certain other circumstances, the Escrow Issuer and, after the Merger, APi DE, may redeem the Notes in whole, but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, and certain additional amounts, if any, subject to certain specified conditions and exceptions.

If a change of control of the Escrow Issuer, or after the Merger, APi DE occurs, unless the Escrow Issuer, or after the Merger, APi DE has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes, the Escrow Issuer, or after the Merger, APi DE, will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, and certain additional amounts, if any, to the date of the purchase, subject to the rights of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that limit the Escrow Issuer’s, and after the Merger, APi DE’s ability (and the Company’s restricted subsidiaries’ ability) to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make loans and investments; (v) sell, transfer and otherwise dispose of assets; (vi) incur or permit to exist certain liens; (vii) enter into transactions with affiliates; (viii) enter into agreements restricting subsidiaries’ ability to pay dividends; and (ix) consolidate, amalgamate, merge or sell all or substantially all assets.

The Indenture provides for customary events of default, which include (subject in certain instances to customary grace and cure periods), among other things:

•	failure to pay any principal or premium when due under the Notes;

•	failure to pay for 30 days or more any interest when due under the Notes;

•	failure to observe or perform certain covenants or agreements under the Notes;

•	a default in or failure to pay certain other indebtedness;

•	failure to pay final judgments for certain amounts of money;

•	certain bankruptcy events; and

•	certain impairments of the guarantee of the Notes by the Company or any of its significant subsidiaries.

If any event of default (other than an event of default involving certain bankruptcy events) occurs and is continuing under the Indenture, the Trustee or the holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may, subject to certain conditions, declare the principal, premium, if any, interest and any other monetary obligations on all then outstanding Notes to be due and payable immediately. If an event of default involving certain bankruptcy events occurs, all outstanding Notes will be due and payable immediately.

A copy of the Indenture and the form of the Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, and are incorporated by reference herein. The foregoing summary description of the Indenture, the form of the Note and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and the form of the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

On October 21, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The above does not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes, the related guarantees, or any other securities in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are being filed or furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture, dated as of October 21, 2021, between the Escrow Issuer and Computershare Trust Company, N.A.

4.2	Form of 4.750% Senior Note due 2029 (included as Exhibit A to Exhibit 4.1. hereto)

99.1	Press release, dated October 21, 2021, announcing the closing of the Offering

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

	By:	/s/ Andrea M. Fike
	Name:	Andrea M. Fike
	Title:	Senior Vice President, General Counsel and Secretary
Date: October 21, 2021